Exhibit 99.1

NEWS RELEASE January 29, 2020

Tetra Tech Reports Record First Quarter 2020 Results

•	Revenue $798 million, up 11% Y/Y

•	Net revenue $614 million, up 11% Y/Y

•	Record Backlog of $3.17 billion, up 13% Y/Y

•	EPS $0.85, up 13% Y/Y; Adjusted EPS $0.84, up 20% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended December 29, 2019.

First Quarter Results

Tetra Tech achieved all-time first quarter highs for revenue, net revenue, operating income, EPS and backlog. Revenue in the first quarter totaled $798 million, up 11% year-over-year. Revenue, net of subcontractor costs (net revenue)1, in the first quarter was $614 million, up 11% year-over-year. EPS was $0.85 on a GAAP basis, up 13% year-over-year; adjusted EPS1 was $0.84, up 20% year-over-year. Backlog at the end of the quarter increased 13% year-over-year to $3.17 billion.

Quarterly Dividend and Share Repurchase Program

On January 27, 2020, Tetra Tech’s Board of Directors declared a $0.15 per share dividend payable on February 28, 2020 to stockholders of record as of February 12, 2020 and also authorized a new $200 million share repurchase program. In the first quarter, Tetra Tech repurchased $21 million of common stock. The newly authorized program and the $104 million remaining under the previously approved program provide a total of $304 million available for share repurchases.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Tetra Tech started fiscal year 2020 with strong double-digit growth for both our revenue and earnings. We continue to see strong demand across our end markets for our Leading with Science® consulting services focused on water, environment, renewable energy, and sustainable infrastructure. New project wins, broadly across our client sectors, drove our backlog to an all-time record of $3.17 billion, which provides great visibility as we enter the second quarter of fiscal 2020.”

1 Net revenue and adjusted EPS are non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of Revenue and Operating Results table.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2020 to range from $0.73 to $0.78. Net revenue for the second quarter is expected to range from $580 million to $630 million. For fiscal 2020, Tetra Tech is updating its EPS guidance and now expects diluted EPS to range from $3.40 to $3.55. For fiscal 2020, Tetra Tech expects net revenue to range from $2.4 billion to $2.6 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter 2020 results through a link posted on the Company’s website at tetratech.com on January 30, 2020 at 8:00 a.m. (PT).

Reconciliation of Revenue and Operating Results

In thousands (except for EPS data)

	Three Months Ended
	Dec. 29, 2019	Dec. 30, 2018	% Y/Y
Revenue	$797,623	$717,431	11%
Subcontractor Costs	(183,600)	(164,067)	–
Net revenue	$614,023	$553,364	11%

EPS	$0.85	$0.75	13%
Non-core equipment disposition	(0.01)	–	–
Revaluation of deferred tax liabilities	–	(0.05)	–
Adjusted EPS	$0.84	$0.70	20%

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About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 20,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, infrastructure, resource management, energy, and international development.  We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended September 29, 2019, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2020, as well as in Tetra Tech’s other filings with the SEC. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

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Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

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Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 29, 2019	September 29, 2019
Assets
Current assets:
Cash and cash equivalents	$110,833	$120,732
Accounts receivable, net	735,128	768,720
Contract assets	111,115	114,324
Prepaid expenses and other current assets	94,697	62,196
Income taxes receivable	10,483	13,820
Total current assets	1,062,256	1,079,792

Property and equipment, net	40,438	39,441
Rights of use assets, operating leases	223,930	-
Investments in unconsolidated joint ventures	7,172	6,873
Goodwill	937,068	924,820
Intangible assets, net	14,081	16,440
Deferred tax assets	27,827	28,385
Other long-term assets	39,781	51,657
Total assets	$2,352,553	$2,147,408

Liabilities and Equity
Current liabilities:
Accounts payable	$140,228	$206,609
Accrued compensation	124,286	203,384
Contract liabilities	203,818	165,611
Short-term lease liabilities, operating leases	70,958	-
Current portion of long-term debt	12,546	12,572
Current contingent earn-out liabilities	22,825	24,977
Other current liabilities	137,815	156,801
Total current liabilities	712,476	769,954

Deferred tax liabilities	13,134	12,971
Long-term debt	322,496	263,949
Long-term lease liabilities, operating leases	172,121	-
Long-term contingent earn-out liabilities	21,598	28,015
Other long-term liabilities	83,963	83,055

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at December 29, 2019 and September 29, 2019	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 54,728 and 54,565 shares at December 29, 2019 and September 29, 2019, respectively	547	546
Additional paid-in capital	60,747	78,132
Accumulated other comprehensive loss	(145,015)	(160,584)
Retained earnings	1,110,312	1,071,192
Tetra Tech stockholders' equity	1,026,591	989,286
Noncontrolling interests	174	178
Total stockholders' equity	1,026,765	989,464
Total liabilities and stockholders' equity	$2,352,553	$2,147,408

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 29,	December 30,
	2019	2018
Revenue	$797,623	$717,431
Subcontractor costs	(183,600)	(164,067)
Other costs of revenue	(504,286)	(454,680)
Gross profit	109,737	98,684
Selling, general and administrative expenses	(46,435)	(42,973)
Income from operations	63,302	55,711
Interest expense	(3,349)	(2,897)
Income before income tax expense	59,953	52,814
Income tax expense	(12,636)	(10,782)
Net income	47,317	42,032
Net income attributable to noncontrolling interests	(7)	(35)
Net income attributable to Tetra Tech	$47,310	$41,997

Earnings per share attributable to Tetra Tech:
Basic	$0.87	$0.76
Diluted	$0.85	$0.75

Weighted-average common shares outstanding:
Basic	54,560	55,390
Diluted	55,438	56,366

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	December 29,	December 30,
	2019	2018
Cash flows from operating activities:
Net income	$47,317	$42,032

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,235	8,274
Equity in income of unconsolidated joint ventures	(1,675)	(581)
Distributions of earnings from unconsolidated joint ventures	1,447	1,002
Amortization of stock-based awards	4,482	4,530
Deferred income taxes	2,173	(1,424)
Provision for doubtful accounts	3,121	3,073
Gain on sale of property and equipment	(897)	(104)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	40,919	14,528
Prepaid expenses and other assets	(2,053)	(3,936)
Accounts payable	(66,381)	(40,859)
Accrued compensation	(79,098)	(68,957)
Contract liabilities	38,207	6,090
Other liabilities	(14,917)	9,015
Income taxes receivable/payable	3,096	12,015
Net cash used in operating activities	(18,024)	(15,302)

Cash flows from investing activities:
Capital expenditures	(3,331)	(3,853)
Proceeds from sale of property and equipment	455	115
Net cash used in investing activities	(2,876)	(3,738)

Cash flows from financing activities:
Proceeds from borrowings	198,364	45,727
Repayments on long-term debt	(141,550)	(62,668)
Repurchases of common stock	(21,177)	(25,000)
Taxes paid on vested restricted stock	(10,818)	(6,740)
Stock options exercised	1,413	2,314
Dividends paid	(8,190)	(6,654)
Payments of contingent earn-out liabilities	(9,236)	(6,000)
Net cash provided by (used in) financing activities	8,806	(59,021)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,200	(1,626)

Net decrease in cash, cash equivalents and restricted cash	(9,894)	(79,687)
Cash, cash equivalents and restricted cash at beginning of period	120,901	148,884
Cash, cash equivalents and restricted cash at end of period	$111,007	$69,197

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3,082	$2,229
Income taxes, net of refunds received of $0.3 million and $0.6 million	$5,579	$2,231

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$110,833	$66,502
Restricted cash	174	2,695
Total cash, cash equivalents and restricted cash	$111,007	$69,197